Exhibit 20.4
Page 1 of 3


                    Navistar Financial 1996 - A Owner Trust
                          For the Month of March 1998
                      Distribution Date of April 15, 1998
                           Servicer Certificate #23

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $210,823,570.58
Beginning Pool Factor                                           0.4583680

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,564,541.57
     Interest Collected                                     $1,647,475.17

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $501,962.37
Total Additional Deposits                                     $501,962.37

Repos / Chargeoffs                                            $242,578.83
Aggregate Number of Notes Charged Off                                  79

Total Available Funds                                      $10,765,428.09

Ending Pool Balance                                       $201,965,001.20
Ending Pool Factor                                              0.4391079

Servicing Fee                                                 $175,686.31

Repayment of Servicer Advances                              $1,948,551.02

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,203,689.99
     Target Percentage                                               5.00%
     Target Balance                                        $10,098,250.06
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                   ($1,105,439.93)
     Ending Balance                                        $10,098,250.06

Current Weighted Average APR:                                       9.484%
Current Weighted Average Remaining Term (months):                   30.44

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,457,540.63     1,014
                                31 - 60 days             $420,236.28       335
                                60+  days                $162,700.90        71

     Total:                                            $2,040,477.81     1,026

     Balances:                  60+  days              $2,105,133.63        71

Memo Item - Reserve Account
     Prior Month                                      $10,541,178.53
+    Invest. Income                                       $48,617.61
+    Excess Serv.                                        $613,893.85
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $11,203,689.99


Exhibit 20.4
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of March 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                              $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $210,823,570.58
Ending Pool Balance                            $201,965,001.20

Collected Principal                              $8,615,990.55
Collected Interest                               $1,647,475.17
Charge - Offs                                      $242,578.83
Liquidation Proceeds / Recoveries                  $501,962.37
Servicing                                          $175,686.31
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $10,589,741.78

Beginning Balance                              $210,823,570.58              $0.00    $197,459,681.69    $13,363,888.89

Interest Due                                     $1,117,278.55              $0.00      $1,044,890.82        $72,387.73
Interest Paid                                    $1,117,278.55              $0.00      $1,044,890.82        $72,387.73
Principal Due                                    $8,858,569.38              $0.00      $8,459,933.76       $398,635.62
Principal Paid                                   $8,858,569.38              $0.00      $8,459,933.76       $398,635.62

Ending Balance                                 $201,965,001.20              $0.00    $188,999,747.93    $12,965,253.27
Note / Certificate Pool Factor                                             0.0000             0.5443            0.6264
   (Ending Balance / Original Pool Amount)
Total Distributions                              $9,975,847.93              $0.00      $9,504,824.58       $471,023.35

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $613,893.85
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $11,203,689.99
(Release) / Draw                                ($1,105,439.93)
Ending Reserve Acct Balance                     $10,098,250.06


Exhibit 20.4
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of March 1998


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                6                5                  4                3                 2                 1
                             Oct-97           Nov-97             Dec-97           Jan-98            Feb-98            Mar-98
Beginning Pool Balance  $270,169,037.72   $254,984,770.87   $245,988,899.09   $232,737,029.86  $222,045,543.52   $210,823,570.58

A)   Loss Trigger:
Principal of Contracts
  Charged Off               $341,088.81       $311,380.44       $304,829.40       $454,573.67      $345,256.84       $242,578.83
Recoveries                $1,181,249.07       $206,762.10       $413,465.80       $254,536.38      $437,872.30       $501,962.37

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)     $1,070,783.51                     Total Charged off (Months 1 - 6)       $1,999,707.99
   Total Recoveries (Months 3, 2, 1)      $1,194,371.05                     Total Recoveries (Months 1 - 6)        $2,995,848.02
   Net Loss / (Recoveries) for 3 Mos       ($123,587.54)(a)                 Net Loss/(Recoveries) for 6 Mos.        ($996,140.03)(c)

   Total Balance (Months 5, 4, 3)       $733,710,699.82 (b)                 Total Balance (Months 1 - 6)       $1,436,748,851.64(d)

   Loss Ratio Annualized  [(a/b) * (12)]        -0.2021%                    Loss Ratio Annualized [(c/d) (12)]           -0.8320%

   Trigger:  Is Ratio > 1.5%                         No                     Trigger:  Is Ratio > 6.0%                         No

                                                                                  Jan-98            Feb-98            Mar-98
B)   Delinquency Trigger:                                                       $2,314,213.08    $1,753,541.88     $2,105,133.63
     Balance delinquency 60+ days                                                    0.99435%         0.78972%          0.99853%
     As % of Beginning Pool Balance                                                  1.34129%         1.06100%          0.92753%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  2.1955%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer